Exhibit 23.1
Exhibit C

Sadler, Gibb and Associates, LLC Letterhead

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2015 Benefit Plan of Green Endeavors, Inc. of our report dated April 15, 2014, with respect to the financial statements of Green Endeavors, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Sadler Gibb & Assoc.
SADLER GIBB AND ASSOCIATES, LLC
Salt Lake City, Utah
January 22, 2015